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                                                                     EXHIBIT 11

                               CELADON GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS





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                                                                  For the three months ended
                                                                         September 30,
                                                                 ----------------------------
                                                                   1998             1997
                                                                   ----            ----
Numerator:

    Net Income........................................        $1,532,000         $1,670,727
                                                              ----------         ----------

Numerator for basic and
    diluted earnings per share........................        $1,532,000         $1,670,727

Denominator:
    Denominator for basic earnings
    per share-weighted-average shares.................         7,726,663          7,622,580

Effect of dilutive securities:
    Employee stock options............................           120,125             67,220
    Warrants .........................................             4,398             18,263
                                                              ----------        -----------
Dilutive potential common shares......................           124,523             85,483

Denominator for diluated earnings
    per share-adjusted weighted-
    average shares and assumed
    conversions.......................................         7,851,186          7,708,063
                                                              ==========        ===========

Basic earnings per share..............................             $0.20              $0.22
                                                              ==========        ===========

Diluted earnings per share............................             $0.20              $0.22
                                                              ==========        ===========

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